Exhibit 5.1

[SWIFT ENERGY COMPANY]                                 SWIFT ENERGY COMPANY
                                                       16825 NORTHCHASE DRIVE
                                                       SUITE 400
                                                       HOUSTON, TEXAS 77060
                                                       TELEPHONE (281) 874-2700
                                                       FAX (281) 874-2701



                                January 20, 2004



Swift Energy Company
16825 Northchase Dr., Suite 400
Houston, Texas  77069

Re: Registration Statement on Form S-8 covering 650,000 shares of common stock of Swift Energy Company

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Swift Energy Company, a Texas corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about January 20, 2004, relating to the registration of a total of 650,000 shares of common stock (the "common Stock") of the Company that may be issued by the Company pursuant to employee benefit plans of the Company, including (i) 500,000 shares of Common Stock issuable pursuant to the Swift Energy Company 2001 Omnibus Stock Compensation Plan, as amended (the "2001 Plan"), and (ii) 150,000 shares of Common Stock issuable pursuant to the Swift Energy Company Employee Savings Plan (the "401(k) Plan" which, together with the 2001 Plan are referred to collectively as the "Plans").

     In connection therewith, I have examined and relied upon the original, or copies identified to my satisfaction, of (1) the Articles of Incorporation, as amended, and the Bylaws, as amended, of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plans, the issuance of the Shares of Common Stock pursuant to the Plans and related matters; (3) the Registration Statement and exhibits thereto, including the Plans; and (4) such other documents and instruments as I have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, as amended, and the Bylaws, as amended, minutes, records, resolutions and other documents or writings of the Company, I have relied, to the extent deemed reasonably appropriate, upon representations, statements or certificates of public officials or officers or representatives of the Company.


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     Based upon my examination,  consideration of, and reliance on the documents and other matters described above, and assuming that:

(1) outstanding incentive or nonqualified options to purchase Shares ("Options") were duly granted, and the Options to be granted in the future are duly granted, in accordance with the terms of the 2001 Plan and the Shares to be sold and issued in the future upon the exercise of Options or otherwise will be issued and sold in accordance with the terms of the 2001 Plan;

(2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons who purchase Shares pursuant to the Plans;

(3) the consideration for the Shares issued pursuant to the Plans is actually received by the Company as provided in the Plans and exceeds the par value of such Shares; and

(4) the board of directors of the Company authorizes the annual issuance of shares of Common Stock to the 401(k) Plan;

     I am of the opinion that the Shares issued or sold in  accordance  with the
terms  of  the  Plans  will  be  duly  and  validly   issued,   fully  paid  and
nonassessable.

     The opinion expressed herein is limited to the laws of the State of Texas, and the federal laws of the United States of America and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or rules and regulations of the Securities and Exchange Commission thereunder.

     I am delivering this opinion to the Company, and no person other than the Company may rely on it.

                             Respectfully submitted,



                             Karen Bryant
                             General Counsel--Corporate Governance
                             and Assistant Secretary